                                                                   EXHIBIT 10.29


??ED FROM Liquid Audio, Inc. hereinafter referred to as LESSEE; the sum of $ 40,500.00 (Fourty-Thousand-Five Hundred) DOLLARS, ??enced by company check, as a deposit which, upon acceptance of this lease, shall belong to Lessor and shall be ?? follows:


                                                            TOTAL           RECEIVED          BALANCE ??
Rent for the period from 11/15/97 to 12/15/97            $  19,689.00    $  19,689.00         $
Security Deposit ____________________                    $  10,000.00    $  10,000.00         $
                                                                                               -------------------
applied towards last month                               $  10,811.00    $  10,811.00         $ 10/09/97
TO _____________________________________________         $  40,500.00    $  40,500.00         $ JOHN A HAS ORIGINAL

In the event that this lease is not accepted by the Lessor within ____ days, the total deposit received shall be refunded.
Lessee hereby offers to lease from Lessor the premises situated in the City of Redwood City County of San Mateo State of California described as 810 Winslow and Broadwayper Exhibit A attached upon the following TERMS and CONDITIONS:

1. TERM: The term hereof shall commence on 11/15/1997, 1997, and expire on 11/15/2002

2. RENT: The total rent shall be $ 1,141,2580.00, payable as follows: on the first day of each and every month per attached rent schedule, Exhibit B All rents shall be paid to Owner or his authorized agent, at the following address: 1204 Midfield Road Redwood City, CA. 94063, or at such other places as may be designated by Owner from time to time.

3. USE: The premises are to be used for the operation of Computer Software Development, Production, Sales, Delivery and General Office, Retail space on Broadway for sale of Liquid Audio Products. "No parking provided" and for no other purpose,without written consent of Lessor.

4. USES PROHIBITED: Lessee shall not use any portion of the premises for purposes other than those specified hereinabove, and no use shall be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of Insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee shall not conduct or permit any sale by auction on the premises.

5. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this leases or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease. Any merger, consolidation or other corporate reorganization shall not constitute an assignment. Sale or transfer of all or substantially all assets or stock of Lessee may be done so without Lessor's consent.

6. ORDINANCES AND STATUTES: Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises shall, at the option of the Lessor, be deemed a breach hereof.

7. MAINTENANCE, REPAIRS, ALTERATIONS: Lessor warrants and acknowledges that the premises are in good working condition which shall include but not to be limited to the HVAC, electrical, plumbing and other systems and equipment on the premises. Upon acknowledgment that the premises are in good order the Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and -- No exceptions -- which shall be maintained by Lessor. Lessee shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor. Future ADA compliance (if required) and Fire Sprinkling system is the responsibility of the Lessor. No improvement or alteration of the premises shall be made without the written consent of the Lessor. Prior to the commencement of any substantial repair, improvement, or alteration, Lessee shall give Lessor at least two (2) days written notice in order that Lessor may post appropriate notices to avoid any liability for liens. Lessee shall not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

8. ENTRY AND INSPECTION: Lessor shall provide 24 hour notice to any entry (except in the case of an emergency) and any such entry shall comply with all of tenant's reasonable security measures. Upon acceptance of the notice the Lessee shall permit the Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. INDEMNIFICATION OF LESSOR: Lessor shall not be liable for any damage or injury to Lessee, or any other person, or any property, occurring on the demised premises, or any part thereof, except such as is caused solely by negligence or willful act of Lessor or Lessor's employee negligence, contractors or agents, or Lessor's breach of this lease.

10. POSSESSION: If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within 30 days of the
                                                      --
     commencement of the term hereof.


11. INSURANCE: Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows: see Addendum A. Lessee
                                                             ----------
     shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

12. UTILITIES: Lessee agrees that he shall be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the premises.

13. SIGNS: Lessor reserves the exclusive right to the roof, side and rear walls of the premises. Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor which consent shall not be unreasonably withheld.

14. ABANDONMENT OF PREMISES: Lessee shall not vacate or abandon the premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises shall be deemed to be abandoned, at the option of Lessor.

     CONDEMNATION: If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided however, that Lessor may at his option, terminate this lease as of the date the condemnor acquires possession. In the event that the demised premises are condemned in whole, or that such portion is condemned that the remainder is not susceptible for use hereunder, this lease shall terminate upon the date which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however; that Lessee shall be entitled to recover for moving costs, loss, of good will, the costs of Lessee's property that cannot be recovered and the unamortized amount of any improvements installed by the Lessee.

16. TRADE FIXTURES: Any and all improvements made to the premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

17. DESTRUCTION OF PREMISES: In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within sixty (60) days, Lessor, at his option, may make the same with in a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease. In the event of any dispute between Lessor and Lessee with respect to the provisions hereof, the matter shall be settled by arbitration in such manner as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

18. HAZARDOUS MATERIALS: Lessee shall not use, store, or dispose of any hazardous substances upon the premises, except use and storage of such substances if they are customarily used in Lessee's business, and such use and storage complies with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property. To the best knowledge of the Lessor, a) no hazardous material is present on the project or the soil, surface water or ground water thereof, b) no underground storage tanks are present on the project, and c) no action, proceeding or claim is pending or threatened regarding the project concerning any hazardous material or pursuant to any environmental law.

Paragraph 19. "Insolvency" is now paragraph 21.

[] ZipForm "Computer Alignment  Page 2 of 2 pages

21. INSOLVENCY: In the event a receiver is appointed to take over the business of Lessee, or in the event Lessee makes a general assignment for the benefit of creditors or Lessee takes or suffers any action under any insolvency or bankruptcy act, the same shall constitute breach of this lease by Lessee.

22. REMEDIES OF OWNER ON DEFAULT: In the event of any breach of this lease by Lessee, Lessor may, at his option, terminate the lease and recover from
     Lessee: (a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

          Lessor may, in the alternative, continue this lease in effect, as long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all his rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease. If said breach of lease continues, Lessor may, at any time thereafter, elect to terminate the lease.

          Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.

23. SECURITY: The security deposit set forth above, if any, shall secure the performance of the Lessee's obligations hereunder. Lessor may, but shall not be obligated to apply all or portions of said deposit on account of Lessee's obligations hereunder. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the Security Deposit in payment of the last month's rent.

24. DEPOSIT REFUNDS: The balance of all deposits shall be refunded within two weeks from date possession is delivered to Owner or his authorized Agent, together with a statement showing any charges made against such deposits by Owner.

25. WAIVER OF RIGHT TO JURY TRIAL: In the event there shall be a dispute between Lessor and Lessee and either party shall file an action against the other party to enforce their rights under this lease, to interpret the Lease terms, or arising out of their relationship as Lessee and Lessor, the parties agree that the matter shall be tried by the court without a jury and each party specifically waives the right to a jury trial in any such action.

26. ATTORNEY'S FEE AND COSTS: In any action or proceeding involving a dispute Lessor, Lessee and/or Broker, arising out of the execution of this lease, or to collect commissions, or to enforce the terms and conditions of this lease, or to recover possession of the premises from Lessee, the prevailing party shall be entitled to receive from the other party a reasonable attorney's fee, expert fees, appraisal fees and all other costs incurred in connection with such action or proceedings, to be determined by the court or arbitrator(s).

27. WAIVER: No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

28. NOTICES: Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

29. HOLDING OVER: Any holding over after the expiration of this lease, with the consent of Lessor, shall be construed as a month-to-month tenancy at a rental of $ 18,024.00 per month, otherwise in accordance with the terms hereof, as applicable.

30.  TIME: Time is of the essence of this lease.

31. HEIRS, ASSIGNS, SUCCESSORS: This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

32. *TAX INCREASE: In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to N/A of the increase in taxes upon the land and building
                        ---
     in which the leased premises are situated. In the event that such taxes are ?? for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

33. COST OF LIVING INCREASE: The rent provided for in paragraph 2 shall be adjusted effective upon the first day of the month immediately following the expiration of * months from date of commencement of the term and upon
                       -
     the expiration of each * months thereafter in accordance with changes in
                            -
     the U.S. Consumer Price Index for All Urban Consumers (1982-84 = 100) hereinafter called the "CPL" The monthly rent shall be increased to an amount equal to the monthly rent set forth in paragraph 2 multiplied by a fraction the numerator of which is the CPI for the second calendar month immediately preceding the adjustment date and the denominator of which is the CPI for the second calendar month preceding the commencement of the lease term. Provided, however, in no event shall the monthly rent be less than the amount set forth in paragraph 2. * See Option to extend, Exhibit F

34. OPTION TO RENEW: Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of -- months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of $ ------- which shall be adjusted in accordance with the cost of living increase provision set forth in paragraph 33.

          The option shall be exercised by written notice given to Lessor not less than_____days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire. See Option to extend, Exhibit F

35. LESSOR'S LIABILITY: The term "Lessor," as used in this paragraph, shall mean only the owner of the real property or a Lessee's interest in a ground lease of the premises. In the event of any transfer of such title or interest, the Lessor named herein (or the grantor in case of any subsequent transfers) shall be relieved of all liability. related to Lessor's obligations to be performed after such transfer. Provided, however, that any funds in the hands of Lessor or Grantor at the time of such transfer shall be delivered to Grantee. Lessor's obligations hereunder shall be binding upon Lessor's successors and assigns only during their respective periods of ownership.

36.  ESTOPPEL CERTIFICATE:

          (a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing [1] certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and [2] acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective buyer or encumbrances to the Premises.
          (b) At Lessor option, Lessee's failure to deliver such statement within such time shall be material breach of this Lease or shall be conclusive upon Lessee [1] that this Lease is in full force and effect, without modification except as may be represented by Lessor, [2] that there are no uncured defaults in lessor's performance, and [3] that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.
          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or buyer designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or buyer. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or buyer in confidence and shall be used only for the purposes herein set forth.

37.

38. ADDENDUM: An addendum, signed by the parties, [X] is attached, [] is not attached hereto. See Addendums A & B STIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following exhibits, if any, have been made a part of this lease before the parties' execution hereof:
     Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E,Exhibit F
     ---------------------------------------------------------------


DATED:  10/09/97

/s/ [SIGNATURE ILLEGIBLE]   Lessor
___________________________ Lessee
___________________________ Address
___________________________ Phone

                                  ACCEPTANCE

The undersigned Lessor hereby acknowledge
receipt of a copy hereof.                   DATED:  10/09/97

/s/ John Anagnostou          Owner's Aothorized Agent
---------------------------                 /s/ John Anagnostou         Lessor
___________________________  Address        ___________________________ Lessee
___________________________  Phone          ___________________________ Address
By   10/9/97                                ___________________________ Phone
------------------                                      10/9/97
                                            ---------------------------
[TEXT ILLEGIBLE]

* See Addendum A

                                 LIQUID AUDIO

                            EXHIBITS/ADDENDUMS FOR
                           810 WINSLOW AND BROADWAY:
                         Made a part of this agreement
                              are the following:

Addendum A:  Insurance Indemnity/Property Taxes

Addendum B:  Option to terminate lease

Exhibit A:   Floor plans & elevations

Exhibit B:   Rent schedule

Exhibit C:   Rules and regulations

Exhibit D:   Finished build-out details/Work letter

Exhibit E:   Additional building improvements for Liquid Audio

Exhibit F:   Option to extend

                                  ADDENDUM A

LEASE ADDENDUM to the Commercial Lease and Deposit Receipt by and between, Liquid Audio, Inc. Lessee, and John Anagnostou Realty, Lessor for the premises known as 2401 Broadway, Redwood City, California.

In the event of conflict between this Addendum and the Commercial Lease and Deposit Receipt, this Addendum shall prevail.

1.   INSURANCE; INDEMNITY:

     1.1 LIABILITY INSURANCE-LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GLO404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

     1.2 LIABILITY INSURANCE - LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less than $5,000,000 per occurrence.

     1.3. PROPERTY INSURANCE-LESSEE. Lessor shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

     1.4. PROPERTY INSURANCE-LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 1.2 & 1.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being cause by the nature of Lessee's occupancy or any act or omission of Lessee.

                              ADDENDUM A. PAGE 2

     1.5. INSURANCE POLICIES. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 1.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

     1.6. WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and believe the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

     1.7. NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 1 are adequate to cover Lessee's property are obligations under this Lease.

     2. PROPERTY TAXES-REAL AND PERSONAL: Lessor shall pay the real property taxes for the property subject to reimbursement by Lessee of Lessee's share in accordance with the provisions of the Lease and this Addendum.

     2.1 ADDITIONAL IMPROVEMENTS: Lessee shall not be responsible for paying any increase in real property taxes caused by additional improvements placed upon the building by other lessees or by Lessor for the exclusive enjoyment of any other Lessee. Lessee shall, however, pay to Lessor the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request or for the exclusive use and enjoyment of Lessee.

     3. DEFINITION OR REAL PROPERTY TAX: Real property tax shall include any form of real estate tax or assessment, general or special, ordinary or extraordinary and any license fee, commercial rental tax, improvement bond of bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the building or any portion thereof by any authority having the direct or indirect power to tax.

     4. PERSONAL PROPERTY TAXES: Lessee. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee.

     5. LESSEE'S PROPERTY TAX AND INSURANCE PAYMENT RESPONSIBILITIES: As "Additional Rent" Lessee shall pay it's proportionate share of Property Taxes and Property Insurance paid by Lessor as outlined above. Said amount shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's share of annual property taxes and insurance and the same shall be payable monthly or quarterly, as Lessor's estimate of Lessee's share as aforesaid. In the event Lessee's payments hereunder exceed the actual amount paid by Lessor as required herein, said overpayment shall be a credit towards the next installment(s) as due herein except in the final year of this lease, unless extended, in which case the overpayment shall be refunded by Lessor to Lessee within 10-

                              ADDENDUM A. PAGE 3

     days following the termination of Lessor and Lessee's obligations under the terms of the lease agreement provided there is no default by Lessee at the time.

     6. PRORATA SHARE: Lessor and Lessee hereby agree that Lessee's prorata share of property taxes and insurance indicated as Lessor's responsibility shall be 95.5% of the total amount paid by Lessor. Lessee's liability and property insurance requirements as of Lessee - 100%. This "prorata share" shall also apply to Lessee's share of property "Operating Expenses" in the event they are not separately metered or billed. Said "operating expenses" may include, but not be limited to common area lighting (interior and exterior), common area maintenance (interior and exterior), management fees, trash disposal, common area janitorial services, etc.

     7. TRASH AND JANITORIAL SERVICES: It is understood that Lessee shall be responsible for janitorial service, including window washing which shall be done as often as necessary to maintain a clean and nest appearance, and for trash removal from the premises.

     8. LESSOR/BROKER: It is hereby acknowledged that the Lessor is a Licensed California Real Estate Broker.

Lessor:

/s/ John Anagnostou                               10/9/97
---------------------------                    ------------
                                                   Date

Lessee:

Liquid Audio, Inc.

/s/ John Anagnostou                               10/7/97
---------------------------                    ------------
                                                   Date

                                  ADDENDUM B

                           OPTION TO TERMINATE LEASE

        LESSEE SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE AS FOLLOWS:

1. Effective date of lease termination: at the end of the third full year of the first lease term.

2. Lessee shall give Lessor written notice of its election of this option to terminate the lease no earlier than the commencement of the 25th month and no later than the end of the 30th month of the initial term of this lease.

3. This "option to terminate" shall not be valid if Lessee is in default under the terms of this lease at the time of its written election of this option or at any time thereafter.

4. As consideration for the exercise of this option, Lessee shall pay to Lessor a sum equal to an additional 6-months rent, (beyond the termination date). Said amount shall be due and payable in full no later than 30-days prior to the lease termination date elected under this option. Failure to pay as required herein shall nullify the right to cancel and the lease and shall remain in full force and effect for the full initial lease term.

5. Lessor agrees to use all reasonable efforts to locate a replacement tenant upon receipt of notification as outlined herein. In the event Lessor locates a suitable replacement tenant that will occupy the premises within the 6-month period following the effective date of early termination as outlined herein, Lessor will refund to Lessee the early termination consideration in the preceding paragraph, less the following:

       a. Any rent lost due to delay in occupancy or rent concessions or reductions during the balance of the 6-month period.

       b. Any out-of-pocket costs incurred by Lessor in locating a replacement tenant.

Lessee:

/s/ John Anagnostou                              10/9/97
---------------------------                   --------------
                                                   Date

Lessee:

Liquid Audio, Inc.

/s/ John Anagnostou                              10/9/97
---------------------------                   ______________

                                   EXHIBIT A
                              TO COMMERCIAL LEASE
                              AND DEPOSIT RECEIPT
                                 - FLOOR PLAN -



                                   Elevation

                                 Ground Floor

                                   Mezzanine

                                  Lower Level



/s/ John Anagnostou         10/9/97  /s/ [SIGNATURE ILLEGIBLE]        10/9/97
---------------------------          ---------------------------
    Lessor                   Date     Lessee                          Date

                              [PLAN APPEARS HERE]

                           [FLOOR PLAN APPEARS HERE]

                           [FLOOR PLAN APPEARS HERE]

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT B

                                 RENT SCHEDULE

     11/15/97                   TO  11/15/2000  $19,689.00  Per Month Base Rent

     11/16/2000                 TO  11/15/2002  $18,024.00  Per Month Base Rent

     Total Rent For Lease Term:                 $1,141,380



                                                   $1,141,380 divided by 60 =
                                                   $19,023 straight-line
                                                   difference immaterial

                           RULES AND REGULATIONS FOR
                             STANDARD OFFICE LEASE

Dated: October 2, 1997

By And Between John Anagnostou Realty, agent for the partnership and Liquid Audio, Inc.


                                 GENERAL RULES

     1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

     2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

     3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project.

     4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

     5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

     6. Lessee shall not alter any lock or install new or additional locks or bolts.

     7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

     8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

     9. Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

     10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

     11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

     12. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hours of _____P.M. and _____A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

     13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

     14. No window coverings, shades or awnings shall be installed or used by Lessee.

     15.  No Lessee, employee or invitee shall go upon the roof of the Building.

     16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

     17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

     18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

     19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

     20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

     21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

     22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

     23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

                                                          Initials:_____________
                                                                   _____________

                               FULL SERVICE-NET

                                   EXHIBIT D

                               PAGE 1 OF 1 PAGE

                     WORK LETTER TO STANDARD OFFICE LEASE

Dated: October 2, 1997

by and between John Anagnostou Realty, agent for the partnership and Liquid Audio, Inc.

The Premises shall be constructed in accordance with Lessor's Standard Improvements, as follows:

1.   Partitions

2.   Wall Surfaces

3.   Draperies

4.   Carpeting

5.   Doors

6.   Electrical and Telephone Outlets

                                 see EXHIBIT A: Floor plans & elevations

                                 see EXHIBIT D: Finished build-out details/Work letter

7.   Ceiling

8.   Lighting

9.   Heating and Air-Conditioning Ducts

10.  Sound Proofing

11.  Plumbing

                                                          Initials:_____________
                                                                   _____________

                               FULL SERVICE-NET

                                   EXHIBIT D

                               PAGE 1 OF 2 PAGES

                                   EXHIBIT D
                                  (continued)

FINISHED BUILD-OUT DETAILS

*    Smooth wall finish throughout
*    Wood frame glass doors throughout
*    Glass opening in front of all offices
*    Hardware selection to be quality grade finish
*    Individual office ceilings to be sheet rock or dropped t-bar ceiling
*    Lighting supplied in each office
*    Hardwood floors to be refinished natural and repaired where necessary
*    All offices to have at least 4 electrical outlets
* Lessee to provide details during construction for need of separate electrical circuits for computers, etc.
* Lessee to provide its own installation of computer networking, telephone networking, high speed ISDN lines, etc.
*    Painting to be of professional quality and colors to be approved by Lessee
*    Two (2) new, large skylights to be installed as per plan
*    Offices to be furnished with HVAC, complete for all areas leased
*    Insulation to be installed between all offices to help soundproof offices
*    Lower level area to be painted in 2 colors
* New carpet to be installed in hallway, staircase to mezzanine, mezzanine and staircase to lower level. Carpet allowance to be $ 25.00 per installed sq. yard
* Design (colors for interior walls, carpet selection, door hardware, furniture color & configuration, exterior and interior lighting) to be done by designer Philip Meyer and costs for design to be split 50/50 between Lessee and Lessor and not to exceed a total of $ 3,000.00 (three-thousand Dollars).
* Security alarm system to be installed prior to occupancy and cost of system to be split 50/50 between Lessee and Lessor and not to exceed a total of $ 3,500.00 (three-thousand five hundred Dollars).

     Completion of Improvements

     Lessor shall construct and complete the Premises substantially in accordance with the plans and specifications prepared by Michael Froehlich, Architect dated September 24, 1997 consisting of sheets 4

15.  CONSTRUCTION

     If Lessor's cost of constructing the improvements in the Premises exceeds Lessor's Standard Improvements, Lessee shall pay to Lessor in cash before the commencement of such construction a sum equal to such excess.

     If the final plans and specifications are approved by Lessor and Lessee and Lessee pays Lessor for such excess, then Lessor shall, at its sole cost and expense, construct the improvements substantially in accordance with said approved final plans and specifications and all applicable rules, regulations, laws or ordinances.

16.  COMPLETION.

     16.1 Lessor shall obtain a building permit to construct the improvements as soon as possible.

     16.2 Lessor shall complete the construction of the improvements as soon as reasonably possible after the obtaining of necessary building permits.

     16.3 The term "Completion," as used in this Work Letter, is hereby defined to mean the data the building department of the municipality having jurisdiction of the Premises shall have made a final inspection of the improvements and authorized a final release of restrictions on the use of public utilities in connection therewith and the same are in a broom-clean condition.

     16.4 Lessor shall use its best efforts to achieve Completion of the improvements on or before the Commencement Date set forth in paragraph 10 of the Basic Lease Provisions or within one hundred eighty (180) days alter Lessor obtains the building permit from the applicable building department, whichever is later.

     16.5 In the event that the improvements or any portion thereof have not reached Completion by the Commencement Date, this Lease shall not be invalid, but rather Lessor shall complete the same as soon thereafter as is possible and Lessor shall not be liable to Lessee for damages in any respect whatsoever.

     16.6 If Lessor shall be delayed at any time in the progress of the construction of the improvements or any portion thereof by extra work, changes in construction ordered by Lessee, or by strikes, lockouts, fire, delay in transportation, unavoidable casualties, rain or weather conditions, governmental procedures or delay, or by any other cause beyond Lessor's control, then the Commencement Date established in paragraph 10 of the Lease shall be extended by the period of such delay.

17.  TERM

     Upon Completion of the improvements as defined in paragraph 16.3, above, Lessor and Lessee shall execute an amendment to the Lease setting forth the date of tender of possession as defined in paragraph 3.2.1 of the Lease or of actual taking of possession, whichever first occurs, as the Commencement Date of this Lease.

18.  WORK DONE BY LESSEE

     Any work done by Lessee shall be done only with Lessor's prior written consent and in conformity with a valid building permit and all applicable rules, regulations, laws and ordinances, and be done in a good and workmanlike manner of good and sufficient materials. All work shall be done only with union labor and only by contractors approved by Lessor, it being understood that all plumbing, mechanical, electrical wiring and calling work are to be done only by contractors designated by Lessor:

19.  TAKING OF POSSESSION OF PREMISES

     Lessor shall notify Lessee of the Estimated Completion Date at least ten
(10) days before said date. Lessee shall thereafter have the right to enter the Premises to commence construction of any improvements Lessee is to construct and to equip and fixturize the Premises, as long as such entry does not interfere with Lessor's work. Lessee shall take possession of the Premises upon the tender thereof as provided in paragraph 3.2.1 of the Lease to which this Work Letter is attached. Any entry by Lessee of the Premises under this paragraph shall be under all of the terms and provisions of the Lease to which this Work Letter is attached.

20.  ACCEPTANCE OF PREMISES

     Lessee shall notify Lessor in writing of any items that Lessee deems incomplete or incorrect in order for the Premises to be acceptable to Lessee within ten (10) days following Tender of Possession as set forth in paragraph 10 of the Lease to which this Work Letter is attached. Lessee shall be deemed to have accepted the Premises and approved construction if Lessee does not deliver such a list to Lessor within said number of days.

1984 American Industrial Real Estate Association          Initials:_________
                                                                   _________

                               FULL SERVICE-NET

                                   EXHIBIT D

                               PAGE 2 OF 2 PAGES

                                   EXHIBIT E

September 11, 1997

LIST OF BUILDING IMPROVEMENTS FOR LIQUID AUDIO

The following is a list of improvements to 810 Winslow building that are not included in the building lease. John Anagnostou will provide a quotation by item to do the improvements.

1. Remodel of existing upper mezzanine to include adding wall for conference room, doors, frames, minimize size of electrical panel room, half height windows in wall adjoining mezzanine to bridge, electrical, lighting, texture wall finishing, paint, etc.

--- option - add 3 offices (9' X 9' inside dimensions) to upper mezzanine adjoining wall to bridge walkway, electrical, lighting, texture wall finishing, paint, HVAC, etc. ($ 9,200.00)

2. Area near stairs on existing upper mezzanine, electrical, lighting, texture wall finishing, paint. ($ 750.00)

3. Remodel existing ground floor hallway area and open to main floor. This includes demolition of existing hallway, misc patching, smooth wall finishing, paint, electrical, replace and match hardware, etc. ($ 2,600.00)

4. Remodel of beauty salon and opening to main floor to add ground floor lunch room. This includes demolition of separating walls, pouring concrete wall extension for outside door, replace outside door, install sink with water/drain to existing plumbing and drains, texture wall finishing, paint, electrical, HVAC, etc. Eliminate Lower Level kitchenette from lease. ($ 4,500.00)

5. Upgrade electrical. This includes adding a separate panel and circuits for the upstairs offices, adding panel and circuits for network room, installation of wall sconces into all offices, replacement of overhead lighting in main area with incandescent lighting, adding electrical service to cubicles on main floor, additional conduit for network and telephone (network and telephone installation to done by tenant contractor), conduit for to entrances for badging system. Tenant to purchase wall sconce fixtures for all offices. ($ 34,000.00)

6. Upgrade of door locks. This includes re-keying doors for a hierarchical key system. This allows for separate tiers of keys for groups of locks and an overall master key for all locks. ($1,000.00)

7. Upgrade of mezzanine floor with sound board. The area that includes the mezzanine walkways and offices would have sound board installed on it to dampen sound. This includes sound board material and installation. ($ 3,500.00)

8. Adding a protective metal cover over the telephone cabling that runs up the Winslow side of the building. This should go up 10' as per Pacific Bell's requirement and approval. ($ 1,000.00)

9. Cover main Winslow entrance and add bridge between mezzanine walkways. This includes adding all structure members to support floor, move lighting to accommodate new structure, creating conference room, adding railing, carpeting, HVAC, etc. ($ 9,000.00)

10.  Delete conference room in rear wall area of main floor. (N/A)

THE FOLLOWING ARE OPTIONAL CHANGES DEPENDING ON PLANNING APPROVAL OF USE OF BROADWAY RETAIL SPACE.

11. Create Broadway retail space. One large room only. This includes adding doors, electrical, lighting, paint, texture wall finish, HVAC, etc. ($ 1,500.00)

12. Remove glass in lower level stairwell in exchange for downstairs lighting. Details to be determined with help of Philip Meyer, Designer. (No charge)

13. Architectual charges related to the work in this exhibit are to be paid by Lessee direct to the architect. The outstanding billing at this time is $2,655.02, which Lessee agrees to pay within 10 days. (see attached invoice)

14. Concurrent with the signing of this lease agreement Lessee agrees to pay to Lessor the sum of $23,000 for Lessee's portion of these additional improvements. The balance of the cost of the additional improvements are reflected in the increase in the rent rate of the initial 36-months of the 60-month lease term as noted on the "rent schedule".

                          Memorandum of Understanding

Regarding the lease dated 10/9/97 by and between John Anagnostou Realty, Agent for partnership, Lessor, and Liquid Audio, Inc. Lessee for the property located at 810 Winslow, Redwood City, California, for clarification, the parties acknowledge the following:

Base Rent Adjustment Upon Exercise of Option and thereafter:

The base rent adjustment specified in Exhibit F (Option To Extend) that will apply the first year of the option period and annually thereafter shall use as its base month the month that is two months prior to the first month of the initial lease term. However, the base rent amount used for adjustment purposes shall be the base rent in effect the month immediately preceding the end of the initial lease term due to the fact that the base rent the first three years of the lease term has been increased to allow the Lessor to recover improvement costs.

The same will apply to the second option period which will use the same base month and the same base rent for calculation of increases.

Lessor: /s/ John Anagnostou                  10/9/97
        -------------------------         -------------

Lessee: /s/ [SIGNATURE ILLEGIBLE]            10/9/97
        -------------------------         -------------

                              OPTION(S) TO EXTEND

                                   EXHIBIT F

          Dated October 2, 1997

          By and Between (Lessor) John Anagnostou Realty, agent for partnership

                         (Lessee) Liquid Audio, Inc.

          Property Address: 810 Winslow and Broadway, Redwood City, CA

A.      OPTION(S) TO EXTEND:

        Lessor hereby grants to Lessee the option to extend the term of this Lease for 2 additional 60 month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

 (i) Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the option period would commence (if exercised) by at least 6 and not more than 12 months, a written notice of the exercise of the option(s) to extend this Lease for said additional term(s), time being of essence. If said notification of the exercise of said option(s) is (are) not so given and received, the option(s) shall automatically expire; said option(s) may (if more than one) only be exercised consecutively;

 (ii) The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 39.4 of this Lease are conditions of this Option;

 (iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

 (iv) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

[X]     1.  COST OF LIVING ADJUSTMENT(S) (COL)

        (a) On (Fill in COL Adjustment Date(s): 11/15/2002 and annually thereafter the monthly rent payable under Exhibit B of the attached Lease shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): [_] CPI W (Urban Wage Earners and Clerical Workers) or
[X] CPI U (All Urban Consumers), for (Fill in Urban Area): San Francisco, All Items (1982-1984 = 100), herein referred to as "C.P.I."

        (b) The monthly rent payable in accordance with paragraph A1(a) of this Addendum shall be calculated as follows: the Base Rent set forth in Exhibit B of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month 2 (two) months prior to the month(s) specified in paragraph A1(a) above during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. of the calendar month which is two (2) months prior to (select one): [X] the first month of the term of this Lease as set forth in Exhibit B ("Base Month") or [ ] (Fill in Other "Base Month"): ________________________. The sum so calculated shall constitute the new monthly rent hereunder; but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

        (c) In the event the compilation and/or publication of the C.P.I.
shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

[_]     II. MARKET RENTAL VALUE ADJUSTMENT(S) (MRV)

        (a) On (Fill in MRV Adjustment Date(s):_________________________________
________________________________________________________________________________
___________ the monthly rent payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted to the "Market Rental Value" of the property as follows:

            1) Four months prior to the Market Rental Value (MRV) Adjustment Date(s) described above, Lessor and Lessee shall meet to establish an agreed upon new MRV for the specified term. If agreement cannot be reached, then:

Initials: ____________              EXHIBIT F              Initials: __________
          ____________                                               __________
                              OPTION(S) TO EXTEND
                                  Page 1 of 2

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071, (213) 687-8777. Fax No. (213) 687-8616.

          i) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the parties, or

         ii) Both Lessor and Lessee shall each immediately select and pay the appraiser or broker of their choice to establish a MRV within the next 30 days. If, for any reason, either one of the appraisals is not completed within the next 30 days, as stipulated, then the appraisal that is completed at that time shall automatically become the new MRV. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV then they shall immediately select a third mutually acceptable appraiser/broker to establish a third MRV within the next 30 days. The average of the two appraisals closes: in value shall then become the new MRV. The costs of the third appraisal will be split equally between the parties.

          2) In any event, the new MRV shall not be less than the rent payable for the month immediately preceding the date for rent adjustment.

     (b) Upon the establishment of each New Market Rental Value as described in paragraph AII:

          1) the monthly rental sum so calculated for each term as specified in paragraph AII(a) will become the new "Base Rent" for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph AI(a) above and

          2) the first month of each Market Rental Value term as specified in paragraph AII(a) shall become the new "Base Month" for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph AI(b).

[_]  III. FIXED RENTAL ADJUSTMENT(S) (FRA)

The monthly rent payable under paragraph Z ("Base Rent") of the attached Lease shall be increased to the following amounts on the dates set forth below:

     On (Fill in FRA Adjustment Date(s)):     The New Base Rental shall be:

     ______________________________________   $______________________________
     ______________________________________   $______________________________
     ______________________________________   $______________________________
     ______________________________________   $______________________________

C.   BROKER'S FEE: N/A



Initials: ___________             EXHIBIT F                  Initials: ________
          ___________                                                  ________

                              OPTION(S) TO EXTEND
                                  Page 2 of 2

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax No. (213) 687-8616.